EXHIBIT 99.1

For Immediate Release

Company contact: William M. Crawford, Investor Relations, 303-293-9100

Bill Barrett Corporation Announces

First Quarter 2007 Results Conference Call

DENVER – April 5, 2007 – Bill Barrett Corporation (NYSE: BBG) plans to release its first quarter 2007 financial and operating results before the market opens on Tuesday, May 8, 2007. A conference call to discuss these results is scheduled for 12:30 p.m. EDT (11:30 a.m. CDT, 10:30 a.m. MDT) on Tuesday, May 8, 2007. The conference call details are:

Call-in Number:	800-344-0624 US/Canada
706-643-1890 International
Passcode:	5025139

Access to a live Internet broadcast will be available at www.billbarrettcorp.com by clicking on the link entitled “Webcasts.”

A webcast archive will be made available approximately one hour after the conference call. The web archive can be accessed at www.billbarrettcorp.com.

A telephonic replay also will be available approximately two hours after the call on Tuesday, May 8, 2007 and will continue to be available through Thursday, May 10, 2007. You may access this replay at:

Replay Number:	800-642-1687 US/Canada
706-645-9291 International
Passcode:	5025139

About Bill Barrett Corporation

Bill Barrett Corporation, headquartered in Denver, explores for and develops natural gas and oil in the Rocky Mountains. Additional information about the Company may be found on its web site www.billbarrettcorp.com.

###